Exhibit 5.1

CONYERS DILL & PEARMAN Commerce House, Wickhams Cay 1 PO Box 3140, Road Town, Tortola British Virgin Islands VG1110 T +1 284 852 1010 conyers.com

Matter No.: 960368

+1 284 852 1119

Anton.Goldstein@conyers.com

BBB Foods Inc.

Commerce House

Wickhams Cay 1

P.O. Box 3140

Road Town, Tortola

VG1110

British Virgin Islands

Date: June 1, 2026

Dear Sir/ Madam,

Re: Registration Statement on Form F-3 of BBB Foods Inc. (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with its filing of a Registration Statement on Form F-3 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) on May 27, 2026 with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 15,299,800 class A common shares without par value of the Company (the “Class A Shares”), comprising 700,000 Class A Shares to be issued by the Company, 12,604,174 Class A Shares to be sold by certain shareholders of the Company (the “Selling Shareholders”) and 1,995,626 Class A Shares related to the exercise of an over-allotment option granted to the underwriters (the “Greenshoe Primary Sale”) by the Company as detailed in the Registration Statement.

1.
Documents Reviewed

For the purposes of giving this opinion, we have examined the following documents:

1.1.
a copy of the Registration Statement including the base prospectus dated May 27, 2026 covering all of the securities registered thereunder (the “Base Prospectus”), the preliminary prospectus supplement dated May 27, 2026 specifically relating to the Class A Shares in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act and the prospectus supplement dated May 28, 2026, specifically relating to the Class A Shares (together with the Base Prospectus, the “Prospectus”) filed by the Company pursuant to Rule 415(a)(1)(x) of the rules and regulations of the Commission under the Securities Act;
1.2.
a copy of the certificate of incorporation of the Company dated July 9, 2004;
1.3.
a copy of the certificate of restoration of the Company to the Register of Companies dated October 24, 2018;
1.4.
a copy of the amended and restated memorandum and articles of association of the Company, as obtained from the British Virgin Islands Registrar of Corporate Affairs (the “Registrar”) at 9:28 am on June 1, 2026 (the “M&A”);
1.5.
a copy of the signed written resolutions of the directors of the Company dated May 22, 2026 (the “Board Resolutions”);
1.6.
a copy of the signed pricing committee resolutions dated May 28, 2026 (the “Pricing Committee Resolutions” and, together with the Board Resolutions, the “Resolutions”);
1.7.
a copy of a certificate of good standing issued by the Registrar in relation to the Company and dated May 29, 2026;
1.8.
a copy of the confirmation from Computershare Inc. (“Computershare”) of the number of issued Class A Shares dated May 28, 2026 (the “Class A Share Confirmation”);
1.9.
a copy of the register of members of the class B shares and class C shares of the Company issued by Computershare on May 28, 2026 (together with the Class A Share Confirmation, the “Share Register”);
1.10.
a certificate issued by Conyers Trust Company (BVI) Limited in its capacity as registered agent to the Company and dated May 28, 2026; and
1.11.
such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.
Assumptions

We have assumed:

2.1.
the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;
2.2.
that, where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us, all changes thereto have been marked or otherwise drawn to our attention;
2.3.
the capacity, power and authority of each of the parties to the Registration Statement, other than the Company, to perform its respective obligations under the Registration Statement;
2.4.
that there is no contractual or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement or issuing the Prospectus;
2.5.
the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus, the Share Register, the Resolutions and in the other documents reviewed by us;
2.6.
that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by written resolutions signed by the requisite majority, and that the Resolutions (and the resolutions, matters and transactions approved or otherwise contemplated therein) remain in full force and effect and have not been subsequently rescinded or amended;
2.7.
that the Company and its subsidiaries (if any) do not own an interest in any land in the British Virgin Islands; and
2.8.
that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein.
3.
Qualifications

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of filing the Registration Statement and the offering of the Class A Shares by the Company and the Selling Shareholders as described in the Registration Statement and Prospectus and is not to be relied upon by any person in respect of any other matter.

4.
Opinion

On the basis of and, subject to the foregoing, we are of the opinion that:

4.1.
The Company is duly incorporated and existing under the laws of the British Virgin Islands and is in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority, or to pay any British Virgin Islands government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).
4.2.
The issue of 700,000 Class A Shares by the Company as contemplated by the Registration Statement and the Prospectus issued in connection therewith, the sale of 12,604,174 Class A Shares by the Selling Shareholders and the issue of 1,995,626 Class A Shares by the Company pursuant to the Greenshoe Primary Sale, have each been duly authorised by the Company and, upon issuance and delivery of such Class A Shares against payment therefor in accordance with the terms of the Registration Statement and the Prospectus issued in connection therewith and the underwriting agreement entered into among the Company, the Selling Shareholders and the underwriters named therein, the Class A Shares will be validly issued, fully paid and non-assessable (which non-assessability means solely that no further sums are required to be paid by the holders of such Class A Shares in connection with the issue thereof).
4.3.
The statements under the captions “Description of Share Capital”, “Service of Process and Enforcement of Civil Liabilities” and “British Virgin Islands Tax Considerations” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and such statements constitute our opinion.

Except as explicitly stated herein, we make no comment with respect to any representations or warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Yours faithfully,

Conyers Dill & Pearman